SUBITEM 77Q1G  EXHIBITS
The definitive Prospectus
 Proxy for the merger of
 Federated Vermont
 Municipal Income
Fund a
series of Federated
Municipal Securities
 Income Trust into
Federated Municipal
Securities
Funds Inc is hereby
 incorporated by
reference from the
definitive Prospectus
 Proxy Statement
filed with the SEC
 on July 16 2007 under
 Rule 497c SEC File
No 333 143413